Exhibit 3.3

AMENDED AND RESTATED BYLAWS

of

FNCB BANCORP, INC.

as of December 19, 2018

(A Pennsylvania Business Corporation)

MEETINGS OF SHAREHOLDERS

Section 1.01  Place of Meeting.  Meetings of shareholders of the Corporation shall be held at such place, within the Commonwealth of Pennsylvania or elsewhere, as may be fixed from time to time by the Board of Directors.  If no place is so fixed for a meeting, it shall be held at the Corporation’s then principal executive office.

Section 1.02  Annual Meeting.  There shall be an annual meeting of shareholders that shall be held at such time and place as the Board may determine, at which the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 1.03   Special Meetings.  Special meetings of the shareholders may be called at any time by the Board of Directors, the Executive Committee, the Chairman of the Board or the President.  Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.

Section 1.04  Notice of Meetings.  Except as provided in Section 1707 of the Pennsylvania Business Corporation Law of 1988, written notice of every meeting of shareholders shall be given in any manner permitted by law or at the direction of the Secretary or such other person as is authorized by the Board of Directors to each shareholder of record entitled to receipt thereof, at least five days prior to the day named for the meeting, unless a greater period of notice is required by law in a particular case.

Section 1.05  Organization.  At every meeting of the shareholders, the Chairman of the Board, or in his absence, the President, or in their absence, a chairman chosen by the shareholders, shall act as chairman; and the Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

Section 1.06  Voting.  Except as otherwise specified herein or in the Articles of Incorporation or provided by law, whenever any corporate action is to be taken by vote of shareholders, it shall be authorized by a majority of the votes cast, in person or by proxy, at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.

Section 1.07  Notifications of Nominations and Proposed Business.

(a)  Required Procedures.  Subject to the rights of holders of any class or series of preferred shares, (a) nominations for the election of directors, and (b) business to be brought before any shareholder meeting may be made or proposed by or at the direction of the Chairman of the Board, the President or by the Board of Directors or a proxy committee appointed by the Board of Directors, or by any shareholder entitled to vote in the election of directors generally.  However, any such shareholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, only if such shareholder has given timely notice in proper written form of intent to make such nomination or nominations or to propose such business.  To be timely, a shareholder’s notice must be received by the Corporation not less than 70 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year’s annual meeting, or in the case of a special meeting, notice by a shareholder to be timely must be received by the Corporation not earlier than the 90th day before such meeting and not later than (i) the 70th day prior to such meeting, or (ii) if the notice of the meeting is mailed or public announcement of the date of such meeting is made less than 70 days prior to the date of such meeting, the 10th day following the day on which notice of the meeting was mailed or public announcement of the date of such meeting was made.  In no event shall any adjournment or postponement of a meeting or the announcement or notice thereof by the Corporation commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section 1.07.  To be in proper written form, a shareholder’s notice to the Corporation shall set forth:

(i)  the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

(ii)  a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to make the proposal to the meeting;

(iii)  a representation that the shareholder will notify the Corporation in writing of the number and class of shares owned beneficially or of record by the shareholder and any Shareholder Associated Person as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed;

(iv)  a description of all agreements, arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, or the business is to be proposed, and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed;

(v)  such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors;

(vi)  if applicable, the consent of each nominee to serve as a director of the Corporation if so elected; and

(vii)  the information required by Section 1.08, and a representation that the shareholder will notify the Corporation in writing of any changes in that information as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed.

(b)  Effect of Failure to Comply.  This Section 1.07 shall be the exclusive means for a shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in the Corporation’s notice of meeting) before any shareholder meeting.  The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

Section 1.08  Disclosure by Shareholders of Hedged Positions.

(a)  Required Disclosures.  A notice submitted by a shareholder under Section 1.07 must describe in reasonable detail, with respect to the shareholder and any Shareholder Associated Person:

(i)  any Derivative Instrument directly or indirectly beneficially owned by the shareholder or a Shareholder Associated Person, or any other direct or indirect opportunity for the shareholder or Shareholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(ii)  any interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

(iii)  any hedging or other transaction or series of transactions that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made by or on behalf of, a shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the shareholder or any Shareholder Associated Person with respect to any share of the Corporation.

(b)  Definitions.  As used in Section 1.07 and this Section 1.08, the following terms have the meanings indicated:

  “Derivative Instrument” means an option, warrant, convertible security, stock appreciation right, or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise.

  “Shareholder Associated Person” of a shareholder means (i) any person controlling, controlled by, under common control with, or acting in concert with, the shareholder, (ii) any beneficial owner of shares of the Corporation owned of record or beneficially by the shareholder, (iii) any entity of which the shareholder is an employee, officer, member, partner, trustee, director or, except for entities the shares of which are registered under the Securities Exchange Act of 1934, a shareholder, and (iv) any person controlling, controlled by or under common control with, the Shareholder Associated Person.

Section 1.09  Determination of Shareholders of Record.

(a)  Record Date for Meetings.  The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection.  When a determination of shareholders of record has been made as provided in this subsection for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b)  Fixing Record Date for Purpose of Distributions.  The Board of Directors of the Corporation may fix a time prior to the date of payment of a distribution as a record date for the determination of the shareholders entitled to be paid the distribution, which time shall be not more than 90 days prior to the date of payment.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection.

(c)  Record Date for Action by Written Consent.  Before a shareholder may seek to have the shareholders authorize or take corporate action by written consent without a meeting, the shareholder must, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date for such consent.  The request must include a brief description of the action proposed to be taken.  The Board of Directors shall, within twenty days after the date on which such request is received, adopt a resolution fixing the record date.  The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than twenty days after the date on which the resolution fixing the record date is adopted by the Board of Directors.

(d)  Fixing Record Date for Other Purposes.  The Board of Directors of the Corporation may fix a time prior to an event or action other than a meeting of shareholders or payment of a distribution as a record date for the determination of shareholders with respect thereto, which time shall be not more than 90 days prior to the date of the event or action.

(e)  Determination When a Record Date is Not Fixed.  If a record date is not fixed:

(i)  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

(ii)  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(f)  Certification by Nominee.  The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons.  Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

ARTICLE 2

DIRECTORS

Section 2.01   Number.  The number of directors of the Corporation shall be such number, not less than three, as shall be designated from time to time by resolution of the Board of Directors.

Section 2.02  Classes and Term of Office.  The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable.  At each annual meeting, directors who are elected at such annual meeting shall be elected to hold office until the third succeeding annual meeting.  Each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal.  In the event the Corporation fails to hold an annual meeting in any year at which the term of office of a class of directors is to expire (“Regularly Scheduled Annual Meeting”), then in any succeeding year in which an annual meeting of shareholders is held and such class of directors is elected, the term of such class shall expire as if such class had been elected at the Regularly Scheduled Annual Meeting.  If the number of directors is hereafter changed, then any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, but in no case will a decrease in the number of directors constituting the whole Board of Directors or any class of directors have the effect of removing or shortening the term of any incumbent director.

Section 2.03 Director Emeritus. The Board of Directors may appoint a person who previously held the position of Director of the Corporation to be a Director Emeritus.  This appointment is made in recognition of many years of distinguished service to the Corporation.  The appointment and compensation, if any, of a Director Emeritus shall occur at the Corporation’s annual reorganization meeting.  Any Director who has served at least five (5) years on the Board of Directors for the Corporation immediately prior to his or her retirement or resignation shall be qualified to serve as a Director Emeritus.

The appointment of Director Emeritus shall be for a period of one (1) year, not subject to any term limitation.

Any person appointed as a Director Emeritus shall continue to provide advice and counsel to the Board of the Directors of the Corporation and shall be entitled to receive notice of and attend meetings of the Board.

A Director Emeritus is not obligated to attend Board and Committee meetings. A Director Emeritus shall not, in fact, be a Director, shall not be counted in determining the quorum of the Corporation Board and shall not have any of the duties or liabilities of a Director under the law, including, but not limited to, the ability to cast votes for matters considered by the Corporation Board of Directors.

Section 2.04  Resignations.  Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary.  The resignation shall be effective upon receipt thereof or at such subsequent time as may be specified in the notice of resignation.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.05  Annual Meeting.  Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held.  Notice of such meeting need not be given.  In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 2.06  Regular Meetings.  Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting.  Notice of such meetings need not be given.  If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding secular day not a legal holiday under the laws of said State, or at such other time as may be determined by resolution of the Board.  At such meetings the directors may transact such business as may be brought before the meeting.

Section 2.07  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by two or more of the directors, and shall be held at such time and place as shall be designated in the call for the meeting.  Notice of each special meeting shall be given by or at the direction of the person or persons authorized to call such meeting to each director at least one day prior to the day named for the meeting.

Section 2.08  Organization.  Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a chairman chosen by a majority of the directors present.  The Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

ARTICLE 3

COMMITTEES

Section 3.01  The Board of Directors may establish one or more committees to consist of one or more directors of the Corporation.  Any committee, to the extent provided by the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:  (i) the submission to shareholders of any action requiring approval of shareholders under the Pennsylvania Business Corporation Law of 1988; (ii) the creation or filling of vacancies in the Board of Directors; (iii) the adoption, amendment or repeal of the bylaws; (iv) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; (v) action on matters committed by the bylaws or resolution of the Board of Directors to another committee of the Board.

ARTICLE 4

OFFICERS

Section 4.01  Number.  The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may authorize from time to time; provided, however, that the Chairman and Vice Chairman of the Board shall not be an officer of the Corporation.

Section 4.02  Qualifications.  The President and Secretary shall be natural persons of full age.  The Treasurer may be a corporation, but if a natural person shall be of full age.

Section 4.03  Election and Term of Office.  The officers of the Corporation shall be elected or appointed by the Board of Directors and each shall serve at the pleasure of the Board.

Section 4.04  Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary.  The resignation shall be effective upon receipt thereof or at such subsequent time as may be specified in the notice of resignation.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05  Chairman of the Board.  If there is a Chairman of the Board, he shall preside at the meetings of the Board and at meetings of shareholders.  Such Chairman of the Board shall also perform such other duties as may be specified by the Board from time to time and as do not conflict with the duties of the President.

Section 4.06  The President.  The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation with all such powers with respect to such business and operations as may be reasonably incident to such responsibilities, subject, however, to the control of the Board of Directors.  He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.  In addition, the President shall preside at meetings of shareholders in the absence of the Chairman of the Board and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board. In the event that the President ceases to be an employee of the Corporation for any reason, the President, if he or she is then serving as a director of the Corporation, shall cease to be eligible to serve as a director of the Corporation and shall immediately resign as a director of the Corporation (failure to tender such resignation within five (5) days of such termination of employment shall be deemed to constitute a resignation for purposes of these bylaws).

Section 4.07  The Vice Presidents.  In the absence or disability of the President or when so directed by the President, any Vice President designated by the Board of Directors may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any committee of the Board of which the President is a member or chairman by designation or ex-officio, unless such Vice President is a member of the Board of Directors and has been designated expressly by the Board as the alternate to the President for purposes of service on such committee.  The Vice Presidents shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors or the President.

Section 4.08  The Secretary.  The Secretary shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the Board and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

Section 4.09  Assistant Secretaries.  In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.  The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or the Secretary.

Section 4.10  The Treasurer.  The Chief Financial Officer shall perform all the duties of Treasurer if a separate Treasurer has not been designated.  The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

Section 4.11  Assistant Treasurers.  In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.  The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or the Treasurer.

ARTICLE 5

POWERS OF BOARD OF DIRECTORS

Section 5.01  The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

Section 5.02  A director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.  In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

(a)  One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

(b)  Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons.

(c)  A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

Section 5.03  In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors.  The consideration of those factors shall not constitute a violation of Section 5.02.

Section 5.04  Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

Section 5.05  A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

(a)  the director has breached or failed to perform the duties of his office under this Article 5; and

(b)  the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The provision of Section 5.05 shall not apply to:

(a)  the responsibility or liability of a director pursuant to any criminal statute; or

(b)  the liability of a director for the payment of taxes pursuant to local, State or Federal law.

ARTICLE 6

INDEMNIFICATION

Section 6.01  Indemnification.  The Corporation shall indemnify any person who was or is a party to or witness in, or is threatened to be made a party to or a witness in, any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness, subject to any limitations prescribed by state or federal law, rule or regulation or interpretations thereof.

Section 6.02  Advancement of Expenses.  Expenses incurred by an officer or director of the Corporation in connection with participating in a civil or criminal action, suit or proceeding as described in Section 6.01 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation, subject to any limitations prescribed by state or federal law, rule or regulation or interpretations thereof.

Section 6.03  Other Rights.  The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation’s Articles of Incorporation, any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.04  Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-Laws.

Section 6.05  Security Fund; Indemnity Agreements.  By action by the Board of Directors (notwithstanding their interest in the transaction) the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its directors, officers, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article.

Section 6.06  Modification.  The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article, and no amendment or termination of any trust or other fund created pursuant to Section 6.05, shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

Section 6.07  Exception.  Notwithstanding anything in this Article 6 to the contrary, the Corporation shall not be obligated to indemnify any person under Section 6.01 or advance expenses under Section 6.02 with respect to an action, suit or proceeding commenced by such person, other than mandatory counterclaims, affirmative defenses or to enforce the right to indemnification under Section 6.01 or advancement of expenses under Section 6.02.

ARTICLE 7

BORROWING, DEPOSITS, PROXIES, ETC.

Section 7.01  Borrowing, etc.  No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors.  Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.

Section 7.02  Deposits and Investments.  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries, or invested in such manner, as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by, and all such investments shall be disposed of only by, such one or more officers or employees as the Board shall from time to time determine.

Section 7.03  Proxies.  Unless otherwise ordered by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer himself), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation or other entity, any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation or other entity, or, in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as the officer may deem necessary or proper in the premises.

 ARTICLE 8

SHARE CERTIFICATES; TRANSFER

Section 8.01  Share Certificates.  Share certificates in the form prescribed by the Board of Directors, shall be signed by the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, but such signatures may be facsimiles, engraved or printed.  In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

Section 8.02  Transfer of Shares.  The Corporation or a Registrar or Transfer Agent of the Corporation shall maintain books in which the ownership and transfer of the Corporation’s shares shall be definitively registered.  Transfer of share certificates and the shares represented thereby shall be made only on the books of the Corporation by the owner thereof or by the owner’s attorney thereunto authorized, by a power of attorney duly executed and filed with the Secretary or a Transfer Agent of the Corporation, and on surrender of the share certificates.

Section 8.03  Transfer Agent and Registrar; Regulations.  The Corporation may, if and whenever the Board of Directors so determines, maintain, in the Commonwealth of Pennsylvania, or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the shares of the Corporation shall be transferable, and also one or more registry offices, each in charge of a Registrar (which may also be a Transfer Agent) designated by the Board, where such shares shall be registered; and no certificates for shares of the Corporation in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent and no certificates for shares of the Corporation in respect of which a Registrar shall have been designated shall be valid unless registered by such Registrar.  The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of its shares.

Section 8.04  Lost, Destroyed and Mutilated Certificates.  The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new share certificates in lieu of share certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.

ARTICLE 9

MISCELLANEOUS

Section 9.01  Venue.  Unless the Corporation consents in writing to the selection of an alternate forum, the state courts of the Commonwealth of Pennsylvania in and for Lackawanna County shall be the sole and exclusive forum, to the fullest extent permitted by law, for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of a breach of fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s shareholders; (c) any action asserting a claim against the Corporation arising pursuant to any provision of the Business Corporation Law of the Commonwealth of Pennsylvania, the Articles of Incorporation of the Corporation or these By-laws; (d) any action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the By-laws of the Corporation; or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Article 9.02  Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

Article 9.03  Application and Effect.  The provisions of Article 6 of these bylaws shall not apply to any person who ceased to be a director or officer of the Corporation prior to April 5, 2012.  Article 24 of the Corporation’s bylaws as in effect immediately prior to April 5, 2012 shall continue to apply to any person entitled to indemnification or advancement of expenses under Article 24 prior to April 5, 2012.

ARTICLE 10

AMENDMENTS

Section 10.01  Except as otherwise provided by the Business Corporation Law of 1988, these By-laws may be altered, amended or repealed by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding Common Shares at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding Common Shares.  No provision of these By-Laws shall vest any property right in any shareholder as such.